UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
EPICEPT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	52-1841431 (I.R.S. Employer Identification No.)

777 Old Saw Mill River Road Tarrytown, NY 10591 (914) 606-3500 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	John V. Talley
President and Chief Executive Officer
EpiCept Corporation
777 Old Saw Mill River Road
Tarrytown, NY 10591
(914) 606-3500
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)
Copies to:
Adam D. Eilenberg, Esq.
Ted Chastain, Esq.
Eilenberg & Krause LLP
11 East 44th Street, 19th Floor
New York, New York 10017
(212) 986-9700
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

	Proposed Maximum	Amount of
Title of Each Class of	Aggregate offering	Registration
Securities to be Registered	Price(1)(2)(3)	Fee(4)
Common Stock ($0.0001 par value)(5)
Total	$25,000,000	$2,903

(1)	An indeterminate number or amount of our securities, as may from time to time be sold, is being registered pursuant to this registration statement.

(2)	In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $25,000,000. The proposed maximum offering price per share will be determined from time to time in connection with the issuance of the securities registered hereunder.

(3)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(4)	The registration fee has been calculated, pursuant to Rule 457(o) under the Securities Act on the basis of the maximum aggregate offering price of the securities listed.

(5)	Pursuant to Rule 416(a) under the Securities Act, there is also being registered such indeterminate number of shares of our common stock as may be issued from time to time with respect to shares being registered hereunder as a result of stock splits, anti-dilution adjustments, stock dividends or similar transactions.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted until the registration statement is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 26, 2011
PROSPECTUS
$25,000,000
Common Stock, par value $0.0001 per share
     This prospectus relates solely to the offer and sale, from time to time, of securities of EpiCept Corporation (“EpiCept” or the “Company”) by us. The securities are being offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act.
     We may offer the securities from time to time in amounts and on terms as we may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” beginning on page 9 at prices different than prevailing market prices or at privately negotiated prices. The prices at which we may sell the securities may be determined by the prevailing market price for the shares at the time of sale.
     Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.
     You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.
     We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplements will provide the specific terms of the plan of distribution.
     Our common stock is dual-listed on The Nasdaq Capital Market and the Nasdaq OMX Stockholm Exchange under the ticker symbol “EPCT.” The last reported sale price of our common stock on August 24, 2011 was $0.45 per share.
     Investing in our securities involves risks. You should read “Risk Factors” beginning on page 7 of this prospectus and the risk factors described in any prospectus supplement or in other documents incorporated by reference herein or therein before buying our securities.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is     , 2011.

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this prospectus is accurate as of any date other than the date on the front of this prospectus. Our business, financial condition, results of operations and prospects may have changed since then.
ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and/or sell the securities referenced herein in one or more offerings up to a total amount of $25,000,000. This prospectus includes a general description of the securities we may offer. Each time our securities are offered, we will provide a prospectus supplement. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. In addition, a prospectus supplement may include a discussion of any risk factors in addition to those described in this prospectus. You should read both this prospectus and any accompanying prospectus supplement or free writing prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
     You should rely only on the information contained in this prospectus, any applicable prospectus supplement and those documents incorporated by reference herein. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement or incorporated herein or therein by reference. This prospectus may only be used where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that the information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or any such prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus and the registration statement of which it forms a part, any prospectus supplement and the documents incorporated by reference into these documents contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We use words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “will,” “foresee” and similar expressions to identify these forward-looking statements. In addition, from time to time we or our representatives have made or may make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC, or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those discussed in the section entitled “Risk Factors” beginning on page 6 of this prospectus. Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which reflect management’s opinions only as of the date hereof. Except as required by law, EpiCept undertakes no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.
ABOUT EPICEPT
     This summary description of us and our business highlights selected information contained elsewhere in this prospectus or incorporated herein by reference. This summary may not contain all of the information that you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement or free writing prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision. As used herein, “we,” “us,” and “our” refer to EpiCept and its subsidiaries.
Our Company
     We are a specialty pharmaceutical company focused on the clinical development and commercialization of pharmaceutical products for the treatment of cancer and pain. We focus our clinical development efforts on innovative cancer therapies and topically delivered analgesics targeting peripheral nerve receptors. Our lead product is Ceplene®, which when used concomitantly with low-dose interleukin-2, or IL-2, is intended as remission maintenance therapy in the treatment of acute myeloid leukemia, or AML, for adult patients who are in their first complete remission. In addition to Ceplene®, we have two other oncology compounds and a late-stage pain product candidate for the treatment of peripheral neuropathies in clinical development. We believe this portfolio of oncology and pain management product candidates lessens our reliance on the success of any single product or product candidate.
     In January 2010 we completed an agreement with MedaAB of Sweden to market and sell Ceplene® in Europe and certain Pacific Rim countries. The commercial launch of Ceplene® commenced in the United Kingdom in April 2010 and launches continue in other European countries. In December 2010, Ceplene® was approved for marketing in Israel. Following Ministry of Health approval of labeling and other technical matters, Megapharm Ltd., our Israeli marketing partner, is expected to commence the commercial launch of Ceplene®.
     In October 2010, we conferred with the United States Food and Drug Administration, or FDA, and verbally agreed on the design of a new confirmatory study of Ceplene® comparing the efficacy of Ceplene® plus low-dose IL-2 to standard of care in this indication. Based on FDA guidance, the primary endpoint of the trial will be overall patient survival. In May 2011, we submitted to the FDA a detailed Phase III protocol. We received initial written responses from the FDA in June 2011. Among those responses, the FDA noted that in contrast to its earlier position it is now proposing that the trial attempt to isolate Ceplene’s effect by including an IL-2 monotherapy arm in the trial protocol. We expect to meet with the FDA to reconcile all major protocol elements later in 2011.

     Our other oncology compounds include crolibulinTM, a novel small molecule vascular disruption agent, or VDA, and apoptosis inducer for the treatment of patients with solid tumors. In December 2010, the National Cancer Institute, or NCI, initiated a Phase II trial with crolibulinTM. The trial will assess the drug’s efficacy and safety in combination with cisplatin in patients with anaplastic thyroid cancer, or ATC. AzixaTM, an apoptosis inducer with VDA activity licensed by us to Myrexis, Inc., or Myrexis, as part of an exclusive, worldwide development and commercialization agreement, is currently in Phase II clinical trials in patients with primary glioblastoma and cancer that has metastasized to the brain. In December 2010, Myrexis began a Phase IIb clinical study of AzixaTM to treat glioblastoma multiforme, an aggressive brain tumor, in order to evaluate AzixaTM combination therapy as a first-line GBM treatment. The study will enroll as many as 120 patients in the U.S. and India. AzixaTM has received orphan drug status in the United States for the treatment of glioblastoma.
     Our late-stage pain product candidate, AmiKetTM cream, formerly known as EpiCeptTM NP-1, is a prescription topical analgesic cream designed to provide effective long-term relief of pain associated with peripheral neuropathies. In February 2011, we presented data from our Phase IIb trial for AmiKetTM in chemotherapy-induced peripheral neuropathy, or CIPN, which was conducted by the NCI. CIPN may affect 50% of women undergoing treatment for breast cancer. A common therapeutic agent for the treatment of advanced breast cancer is paclitaxel, and as many as 80% of the patients with advanced breast cancer experience some signs and symptoms of CIPN, such as burning, tingling pain associated sometimes with mild muscular weakness, after high dose paclitaxel administration. The multi-center, double-blind, randomized, placebo-controlled study was conducted within a network of approximately 25 sites under the direction of the NCI funded Community Clinical Oncology Program (CCOP). More than 460 cancer survivors suffering from painful CIPN were enrolled in the six-week study. The results of the trial in the intent to treat (ITT) population demonstrated that the change in average daily neuropathy intensity scores in the AmiKetTM group achieved a statistically significant reduction in CIPN intensity versus placebo (p<0.001), which was the trial’s primary endpoint. Additionally, a pre-specified subgroup of the ITT population, those patients who previously received taxane chemotherapy, also showed a statistically significant reduction in average daily neuropathy intensity scores (p=0.034). This subgroup constituted more than 50% of the ITT population. Secondary efficacy endpoints confirmed the superiority of AmiKetTM vs. placebo. Furthermore, the safety profile of AmiKetTM was comparable to placebo. During the second quarter of 2011, we commenced designing a Phase III program intended to support a New Drug Application (“NDA”) of AmiKet™ for this indication. A Phase III clinical trial protocol is in preparation and is anticipated to be reviewed with the FDA later this year. A Special Protocol Assessment will be sought for this program. A successful outcome of an end of Phase II meeting with the FDA will provide clarity with respect to clinical data required for approval in CIPN and will help successfully advance ongoing partnership discussions.
     Other than Ceplene®, none of our drug candidates has received FDA or foreign regulatory marketing approval. In order to grant marketing approval, the FDA or foreign regulatory agencies must conclude that our clinical data and that of our collaborators establish the safety and efficacy of our drug candidates. Furthermore, our strategy includes entering into collaborative arrangements with third parties to participate in the clinical development and commercialization of our products. In the event that third parties have control over the preclinical development or clinical trial process for a product candidate, the estimated completion date would largely be under control of that third party rather than under our control. We cannot forecast with any degree of certainty which of our drug candidates will be subject to future collaborations or how such arrangements may affect our development plan or capital requirements.
     We are subject to a number of risks associated with companies in the specialty pharmaceutical industry. Principal among these are risks associated with our ability to obtain regulatory approval for our product candidates, our ability to adequately fund our operations, dependence on collaborative arrangements, the development by us or our competitors of new technological innovations, dependence on key personnel, protection of proprietary technology and compliance with the FDA and other governmental regulations. We have yet to generate significant product revenues from any of our product candidates. We have financed our operations primarily through the proceeds from the sale of common stock, warrants, debt instruments, cash proceeds from collaborative relationships and investment income earned on cash balances and short-term investments.
     We have prepared our consolidated financial statements under the assumption that we are a going concern. We have devoted substantially all of our cash resources to research and development programs and selling, general and administrative expenses, and to date we have not generated any significant revenues from the sale of products. Since inception, we have incurred significant net losses each year. As a result, we have an accumulated deficit of $257.4 million as of June 30, 2011. Our recurring losses from operations and the accumulated deficit raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our losses have resulted principally from costs incurred in connection with our development activities and from selling, general and administrative expenses. Even if we succeed in developing and commercializing one or more of our product candidates, we may never become profitable. We expect to continue to incur significant expenses over the next several years as we:
•	continue to conduct clinical trials for our product candidates;

•	seek regulatory approvals for our product candidates;

•	develop, formulate, and commercialize our products and product candidates;

•	implement additional internal systems and develop new infrastructure;

•	acquire or in-licenses additional products or technologies or expand the use of our technologies;

•	maintain, defend and expand the scope of our intellectual property; and

•	hire additional personnel.
     Cash at June 30, 2011is expected to be sufficient to fund our operations and meet our debt service requirements into the second quarter of 2012. Future funding is anticipated to be derived from sales of Ceplene® in Europe, fees from our strategic partners, and funding through public or private financings, strategic relationships or other arrangements. The Company is considering other financing opportunities to obtain additional cash resources to fund operations and clinical trials.
Our Corporate Information
     Our executive offices are located at 777 Old Saw Mill River Road, Tarrytown, NY 10591, our telephone number at that location is (914) 606-3500, and our website can be accessed at www.epicept.com. Information contained in our website does not constitute part of this prospectus.
RISK FACTORS
     An investment in our securities involves a high degree of risk. You should carefully consider the specific risks described under the heading “Risk Factors” in the applicable prospectus supplement, and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference, before making an investment decision. Each of the risks described could adversely and materially affect our business, financial conditions and operating results. As a result, the trading price of our common stock could decline and you may lose all or a part of your investment in our common stock. For more information see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference,” on pages 10 and 11, respectively.
USE OF PROCEEDS
     Unless we state otherwise in the applicable prospectus supplement accompanying this prospectus, we expect to add substantially all of the net proceeds of the sale of securities by us to our general funds for general corporate purposes, including capital expenditures, working capital and the repayment or reduction of long-term and short-term debt. We may invest funds that we do not immediately require in short-term marketable securities.
     From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate.
SECURITIES WE MAY OFFER
     We may, from time to time, offer shares of our common stock under this prospectus. The aggregate initial offering price of the offered securities will not exceed $25,000,000.

DESCRIPTION OF CAPITAL STOCK
General
     Our Third Amended and Restated Certificate of Incorporation, as amended, (the “Certificate of Incorporation”) authorizes 225,000,000 shares of common stock, $0.0001 par value, and 5,000,000 shares of undesignated preferred stock, $0.0001 par value. The foregoing and the following description of capital stock give effect to the Certificate of Incorporation and the provisions of the applicable Delaware law.
Common Stock
     The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.
Anti-Takeover Provisions
     Provisions of Delaware law and our Certificate of Incorporation and Amended and Restated By-Laws (our “By-Laws”) could make the acquisition of EpiCept through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits provided its ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.
     Effects of Some Provisions of Delaware Law. We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:
•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66% of the outstanding voting stock which is not owned by the interested stockholder.
     Generally, a “business combination” for these purposes includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” for these purposes is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions the board of directors does not approve in advance. We also anticipate that Section 203 may discourage takeover attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
     Anti-Takeover Effects of Provisions of the Charter Documents. Our Certificate of Incorporation provides for our board of directors to be divided into three classes serving staggered terms. Approximately one-third of the board of directors will be elected each year. The provision for a classified board could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the board of directors until the second annual stockholders meeting following the date the acquiring party obtains the controlling stock interest. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions. Our Certificate of Incorporation also provides that directors may be removed with cause by the affirmative vote of the holders of 75% of the outstanding shares of common stock.
     Our By-Laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to the Secretary timely written notice, in proper form, of his or her intention to bring that business before the meeting. Our By-Laws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of the stockholders. However, our By-Laws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.
     Under Delaware law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in our Certificate of Incorporation or our By-Laws. Our By-Laws authorize a majority of our board of directors, the chairman of the board or the chief executive officer to call a special meeting of stockholders. Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of the board of directors by calling a special meeting of stockholders prior to such time as a majority of the board of directors believed or the chief executive officer believed the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace the board also could be delayed until the next annual meeting.
     Delaware law provides that stockholders may execute an action by written consent in lieu of a stockholder meeting. However, Delaware law also allows us to eliminate stockholder actions by written consent. Elimination of written consents of stockholders may lengthen the amount of time required to take stockholder actions since actions by written consent are not subject to the minimum notice requirement of a stockholder’s meeting. However, we believe that the elimination of stockholder written consents may deter hostile takeover attempts. Without the availability of stockholder actions by written consent, a holder controlling a majority of our capital stock would not be able to amend its bylaws or remove directors without holding a stockholders meeting. The holder would have to obtain the consent of a majority of the board of directors, the chairman of the board or the chief executive officer to call a stockholders meeting and satisfy the notice periods determined by the board of directors. Our Certificate of Incorporation provides for the elimination of actions by written consent of stockholders.
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038.

PLAN OF DISTRIBUTION
     We may, from time to time, sell any or all of our shares of common stock on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, prices that may be changed, market prices at the time of sale, prices related to prevailing market prices or negotiated prices.
     We may use any one or more of the following methods when selling our securities:
•	direct sales to purchasers;

•	to or through underwriters or dealers;

•	through designated agents;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with us to sell a specified number of such securities at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.
     If underwriters are used in the sale of any shares, the shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The shares may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the shares will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the shares if they purchase any of the shares (other than any shares purchased upon exercise of any option to purchase additional shares).
     Broker-dealers engaged by us may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from us (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.
     In connection with the sale of the common stock or interests therein, we may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. We may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. We may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
     We and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).
     We may be required to pay certain fees and expenses incurred by us incident to the registration of the shares. We may agree to indemnify any underwriters or agents against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.
LEGAL MATTERS
The validity of the issuance of securities offered by this prospectus will be passed upon for us by Eilenberg & Krause LLP, New York, New York.
EXPERTS
     The consolidated financial statements as of December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph referring to the Company’s ability to continue as a going concern as discussed in Note 2 to the consolidated financial statements) . Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus, without charge, upon written or oral request. If you would like to obtain this information from us, please direct your request, either in writing or by telephone, to:
Investor Relations
EpiCept Corporation
777 Old Saw Mill River Road
Tarrytown, NY 10591
(914) 606-3500
     We file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information may be inspected and copied at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding EpiCept and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. This information is also available on our website at www.epicept.com. Information contained in our website does not constitute part of this prospectus.
     We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities to be sold hereunder. This prospectus has been filed as part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement is available for inspection and copying as set forth above.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC. This means that we can disclose important information by referring you to those documents. All documents that EpiCept subsequently files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, will be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this prospectus, a Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including information furnished pursuant to Item 2.02 or 7.01 of Form 8-K.
     We incorporate by reference the following documents that we have filed with the SEC and any filings that we will make with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is terminated:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011 and June 30, 2011;

•	Current Report on Form 8-K filed February 11, 2011;

•	Current Report on Form 8-K filed March 30, 2011;

•	Current Report on Form 8-K filed April 11, 2011;

•	Current Report on Form 8-K filed April 28, 2011;

•	Current Report on Form 8-K filed May 31, 2011;

•	Current Report on Form 8-K filed June 7, 2011;

•	Current Report on Form 8-K filed June 20, 2011;

•	Current Report on Form 8-K filed June 27, 2011; and

•	The description of our Common Stock contained in our Form 8-A filed January 4, 2006;
     Copies of these filings are available free of charge by writing to EpiCept Corporation, 777 Old Saw Mill River Road, Tarrytown, New York 10591, Attention: Robert W. Cook, Secretary, or by telephoning us at (914) 606-3500. We will also provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. See “Where You Can Find More Information.”
     Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus at no cost by writing to or telephoning us at the address and telephone number given above. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

$25,000,000
Common Stock
                                          , 2011

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     Expenses payable in connection with the registration and distribution of the securities being registered hereunder, all of which will be borne by the Registrant, are as follows. All amounts are estimates, except the SEC registration fee.

SEC registration fee	$2,903
Printer expenses	2,500
Legal fees and expenses	7,500
Accounting fees and expenses	15,000
Total	$27,903
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Section 145 of the Delaware General Corporation Law (“Section 145”) permits indemnification of officers and directors of a corporation under certain conditions and subject to certain limitations. Section 145 also provides that a corporation has the power to maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145.
     Article 6, Section 1, of EpiCept’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent not prohibited by the Delaware General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or executive officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of EpiCept (or was serving at EpiCept’s request as a director or officer of another corporation) shall be paid by EpiCept in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by EpiCept as authorized by the relevant section of the Delaware General Corporation Law.
     As permitted by Section 102(b)(7) of the Delaware General Corporation Law, EpiCept’s Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be personally liable for monetary damages for breach of the directors’ fiduciary duty as directors to EpiCept and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to EpiCept for acts or omission not in good faith or involving international misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of Stock repurchases or redemptions that are unlawful under Section 174 of the Delaware General Corporation Law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.
     EpiCept may enter into indemnification agreements with each of its directors and executive officers and has purchased directors’ and officers’ liability insurance. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, an individual will receive indemnification for expenses, judgments, fines and amounts paid in settlement if he or she is found to have acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of EpiCept, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding anything to the contrary in the indemnification agreement, EpiCept shall not indemnify any such director or executive officer seeking indemnification in connection with any action, suit, proceeding, claim or counterclaim, or part thereof, initiated by such person unless the initiation thereof was authorized in the specific case by the Board of Directors of EpiCept. The indemnification agreements provide for EpiCept to advance to the individual any and all expenses (including attorneys’ fees) incurred in defending any proceeding in advance of the final disposition thereof. In order to receive an advance of expenses, the individual must submit to EpiCept copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.
     At present, there is no pending litigation or proceeding involving a director, officer, employee or other agent of EpiCept in which indemnification is being sought, nor is EpiCept aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee or other agent of EpiCept.
ITEM 16. EXHIBITS
     The following exhibits are filed herewith or incorporated by reference herein:

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of September 6, 2005, among EpiCept Corporation, Magazine Acquisition Corp. and Maxim Pharmaceuticals, Inc. (incorporated by reference to Exhibit 2.1 to Maxim Pharmaceuticals, Inc.’s Current Report on Form 8-K dated September 6, 2005).

*5.1	Opinion of Eilenberg & Krause LLP.

*23.1	Consent of Deloitte & Touche LLP.

*23.2	Consent of Eilenberg & Krause LLP (included in Exhibit 5.1).

*24.1	Power of Attorney of certain directors and officers of the Registrant (included in signature page of this Registration Statement).

*      Filed herewith.
ITEM 17. UNDERTAKINGS
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20-percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, That:
     Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act to any purchaser:
     (i) If the registrant is relying on Rule 430B:
     (A) Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424 (b)(2), or (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii),or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
     (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
     (d) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
     (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe it meets all requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tarrytown, State of New York, on August 26, 2011.

EPICEPT CORPORATION
By:	/s/ JOHN V. TALLEY
John V. Talley
President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John V. Talley, Robert W. Cook or either of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granted unto said attorney-in-fact and agents, full power and authority to do and to perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitutes or substitutes, could lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on August 26, 2011.

Signature	Title

/s/ JOHN V. TALLEY	Director, President and Chief Executive Officer

John V. Talley	(Principal Executive Officer)

/s/ ROBERT W. COOK	Chief Financial Officer

Robert W. Cook	(Principal Financial and Accounting Officer)

/s/ ROBERT G. SAVAGE	Director

Robert G. Savage

/s/ GERHARD WALDHEIM	Director

Gerhard Waldheim

/s/ WAYNE YETTER	Director

Wayne Yetter

/s/ A. COLLIER SMYTH	Director

A. Collier Smyth

/s/ KEITH L. BROWNLIE	Director

Keith L. Brownlie

EXHIBIT INDEX
EXHIBITS
     The following exhibits are filed herewith or incorporated by reference herein:

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of September 6, 2005, among EpiCept Corporation, Magazine Acquisition Corp. and Maxim Pharmaceuticals, Inc. (incorporated by reference to Exhibit 2.1 to Maxim Pharmaceuticals, Inc.’s Current Report on Form 8-K dated September 6, 2005).

*5.1	Opinion of Eilenberg & Krause LLP.

*23.1	Consent of Deloitte & Touche LLP.

*23.2	Consent of Eilenberg & Krause LLP (included in Exhibit 5.1).

*24.1	Power of Attorney of certain directors and officers of the Registrant (included in signature page of this Registration Statement).

*	Filed herewith.